Exhibit 10.22

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”) is made as of February 13, 2024, by and between Adagio Medical, Inc., a Delaware corporation (the “Company”), Aja Holdco, Inc., a Delaware corporation (“New Adagio”), and Perceptive Life Sciences Master Fund, Ltd. (the “Investor”).

WHEREAS, the Company has entered into a Business Combination Agreement, dated the date hereof (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), with New Adagio, ARYA Sciences Acquisition Corp IV, a Cayman Islands exempted company (“ARYA”), Aja Merger Sub 1, a Cayman Islands exempted company and Aja Merger Sub 2, Inc., a Delaware corporation (the transactions contemplated in the Business Combination Agreement, the “Transaction”);

WHEREAS, the Investor has agreed to purchase, and the Company has agreed to issue and sell to the Investor, a convertible promissory note in the principal amount of $7,000,000 (the “Bridge Note Principal Amount” on the date hereof (the “Bridge Note Closing Date”), substantially in the form attached as Exhibit A hereto (the “Bridge Note”), which shall automatically be cancelled (or transferred to New Adagio) in connection with the issuance of a senior secured convertible note by New Adagio, substantially in the form attached as Exhibit B hereto (the “New Adagio Convertible Notes”) upon the consummation of the Transaction; and

WHEREAS, the Investor has committed to purchase, on the terms and subject to the conditions set forth in the Business Combination Agreement, on the closing date of the Transaction (the “Transaction Closing Date”) an additional New Adagio Convertible Note (the “Closing Date Convertible Note”) in an initial principal amount of $5,500,000 (the “Investor Convertible Note Commitment”) and warrants to purchase common stock of New Adagio (the “Common Stock”) in the form attached as Exhibit C hereto (the “Warrants”).

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and for other valuable consideration, the parties hereto agree as follows:

Section 1

Issuance of Bridge NOTE

1.1          Issuance of Bridge Note. Subject to the truth and accuracy of the representations and warranties of the Investor and Company herein (provided that, for the avoidance of doubt, the Company shall not be required to make any representations on the Bridge Note Closing Date that are limited to the Convertible Note Closing) and the terms and conditions of this Agreement, the Company shall issue and sell to the Investor the Bridge Note on the Bridge Note Closing in the Bridge Note Principal Amount. In exchange for the Bridge Note, the Investor will fund to the Company $7,000,000 on the date hereof (the “Bridge Note Purchase Price”).

1.2          Closing. The closing (the “Bridge Note Closing”) of the purchase and sale of the Bridge Note by the Investor and the Company shall take place remotely via the exchange of signature pages, on the Bridge Note Closing Date.

1.3          Delivery of Bridge Note. At the Bridge Note Closing, (i) the Investor shall deliver to the Company a wire transfer (pursuant to wire transfer instructions separately provided by the Company in writing to the Investor prior to the Bridge Note Closing Date) of immediately available funds in the amount of the Bridge Note Purchase Price (or payment by such other means as shall be acceptable to the Company), and (ii) the Company shall execute and deliver to the Investor the Bridge Note, reflecting the name of the Investor, dated as of the date of the Bridge Note Closing and reflecting a principal amount drawn and outstanding under the Bridge Note equal to the Bridge Note Principal Amount.

Section 2

ISSUANCE OF CONVERTIBLE NOTES AND WARRANTS

2.1          Issuance of Convertible Note. On the Transaction Closing Date, subject to the conditions set forth in Section 2.4, New Adagio shall issue and deliver to the Investor:

(a)           the Closing Date Convertible Note in the principal amount of the Investor Convertible Note Commitment, subject to adjustment as set forth in Section 3.1;

(b)           a New Adagio Convertible Note in the principal amount of the Bridge Note Principal Amount, subject to adjustment as set forth in Section 3.1, pursuant to Section 2(a) of the Bridge Note (the “Converted Bridge Note”); and

(c)           Warrants to purchase 937,500 shares of Common Stock (the “Warrant Shares”), subject to adjustment as set forth in Section 3.2.

2.2          Closing. The closing (the “Convertible Note Closing”) of the purchase and sale of the Closing Date Convertible Note, the Converted Bridge Note and the Warrants (together, the “Convert and Warrant Securities”) by the Investor and New Adagio shall take place remotely via the exchange of signature pages, on the Transaction Closing Date. On a date that is not less than five (5) business days from the date on which New Adagio reasonably expects all conditions to the closing of the Transaction under the Business Combination Agreement to be satisfied or waived, New Adagio shall deliver written notice from (or on behalf of) New Adagio to the Investor setting forth the target Transaction Closing Date (the “Closing Notice”), upon receipt of the Closing Notice, no later than three (3) business days prior to the anticipated closing date specified in the Closing Notice, the Investor shall deliver to New Adagio the following: (i) signature pages to the Convert and Warrant Securities, which shall be automatically released from escrow on the Convertible Note Closing, and (ii) any other information that is reasonably requested in writing in the Closing Notice in order for the Convert and Warrant Securities to be issued to the Investor, including, without limitation, the legal name of the person in whose name such securities are to be issued and a duly executed Internal Revenue Service Form W-9 or W-8, as applicable.

2.3          Delivery of Securities. At the Convertible Note Closing, (i) the Investor shall deliver to New Adagio (a) a wire transfer (pursuant to wire transfer instructions included in the Closing Notice (or otherwise separately provided by New Adagio in writing to the Investor at least three (3) business days prior to the Transaction Closing Date) of immediately available funds in the amount of the Investor Convertible Note Commitment, as adjusted pursuant to Section 3.1, (or payment by such other means as shall be acceptable to New Adagio) and (b) the Bridge Note for cancellation, and (ii) New Adagio shall execute and deliver to the Investor (x) the Converted Bridge Note, (y) the Closing Date Convertible Note, subject to adjustment as set forth in Section 3.1, and (z) Warrants, subject to adjustment as set forth in Section 3.2 and exercisable for the Warrant Shares, in each case reflecting the name of the Investor, dated as of the Transaction Closing Date.

2.4          Closing Conditions

(a)          The obligation of the Investor and New Adagio to consummate the purchase and sale of the Convert and Warrant Securities pursuant to this Agreement is subject to the following conditions:

(i)           no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise enjoining, restraining or prohibiting consummation of (x) the sale, purchase and issuance of the Convert and Warrant Securities pursuant to this Agreement or (y) the Transaction;

(ii)          (A) all conditions precedent to the closing of the Transaction set forth in Article 6 of the Business Combination Agreement shall have been satisfied (which shall be deemed satisfied if mutually determined by the applicable parties to the Business Combination Agreement and other than those conditions under the Business Combination Agreement that, by their nature are to be satisfied in connection with the closing of the Transaction, including to the extent that any such condition is dependent upon the consummation of the sale, purchase and issuance of the Convert and Warrant Securities pursuant to this Agreement) or waived by the applicable parties to the Business Combination Agreement as provided therein and (B) the closing of the Transaction shall be scheduled to occur concurrently with or on the same date as the Convertible Note Closing or on such other date as is mutually agreed by New Adagio and the Investor; and

(iii)         The payment in full of the Existing Credit Facility (as defined in the Bridge Note) and the termination of the liens on and security interest in the assets of the Company granted in connection therewith in a manner acceptable to the Investor.

(b)          The obligation of New Adagio to consummate the sale and issuance of the Convert and Warrant Securities pursuant to this Agreement shall be subject to the conditions (which may be waived in writing (email being sufficient) by New Adagio with the prior written consent of ARYA (not to be unreasonably withheld, conditioned or delayed)) that (i) all representations and warranties of the Investor or the Company contained in this Agreement are true and correct in all material respects at and as of the Convertible Note Closing (except for (i) those representations and warranties qualified by materiality, which shall be true and correct in all respects as of the Convertible Note Closing and (ii) those representations and warranties that speak as of a specified earlier date, which shall be so true and correct in all material respects (or, if qualified by materiality, in all respects) as of such specified earlier date) and (ii) all obligations, covenants and agreements of the Investor or the Company required to be performed by it at or prior to the Convertible Note Closing shall have been performed in all material respects.

(c)            The obligation of the Investor to consummate the purchase of the Convert and Warrant Securities pursuant to this Agreement shall be subject to the conditions (which may be waived in writing (email being sufficient) by the Investor) that (i) all representations and warranties of New Adagio and the Company contained in this Agreement shall be true and correct in all material respects at and as of the Convertible Note Closing (other than representations and warranties that are qualified as to materiality or a material adverse effect on the legal authority of New Adagio or the Company to comply in all material respects with the terms of this Agreement, which representations and warranties shall be true and correct in all respects) at and as of the Convertible Note Closing (except for those representations and warranties that speak as of a specified earlier date, which shall be so true and correct in all material respects as of such specified earlier date); (ii) New Adagio and the Company shall have performed, satisfied and complied in all material respects with all obligations, covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Convertible Note Closing; and (iii) no Event of Default (as defined in the Bridge Note) under the Bridge Note shall have occurred or be continuing.

Section 3

REDUCTION OF INVESTOR COMMITMENT

3.1          Following the date hereof, if the Company, ARYA or New Adagio receives any financing or commitment for financing for which, in either case, the proceeds of such financing are available to the Company, ARYA or New Adagio, as applicable, on or prior to the Transaction Closing Date (any such financing, an “Additional Financing”), whether in the form of equity, debt or convertible debt, other than pursuant to the financing agreements set forth on Exhibit D hereto, the gross proceeds (notwithstanding any fees netted therefrom) of such Additional Financing shall be applied, in the sole discretion of the Investor, pursuant to written instructions delivered by the Investor to the Company and New Adagio three (3) business days prior to the Convertible Note Closing:

(a)            prior to the cancellation (or transfer to New Adagio) of the Bridge Note and issuance of the Converted Bridge Note, to repay and retire the Bridge Note, or such portion thereof as directed by the Investor, and to deliver to the account specified by the Investor immediately available funds corresponding to the Bridge Note repayment request made by the Investor;

(b)            to reduce the Investor Convertible Note Commitment; or

(c)            a combination of (a) and (b).

Notwithstanding the foregoing or any provision set forth herein, the Company shall be permitted to refinance the Existing Credit Facility and any further refinancing thereof.

3.2          To the extent that the gross proceeds of any Additional Financing is applied as set forth in Section 3.1, the number of Warrant Shares into which the Warrants may be exercised shall be reduced in proportion to the amount that the sum of the Bridge Note Principal Amount and Investor Convertible Note Commitment is reduced pursuant to Section 3.1.

3.3          The Investor agrees that to the extent the gross proceeds of any Additional Financing is applied at the option of the Investor to reduce the Additional Cash (as defined in the Perceptive PIPE Agreement (as defined below)) to be invested by the Investor pursuant to the subscription agreement, dated February 13, 2024, by and between the Investor, ARYA and New Adagio (the “Perceptive PIPE Agreement”), then such Additional Financing may not also be applied as set forth in Section 3.1 hereof.

Section 4

Representations and Warranties of THE Investor

The Investor hereby represents, warrants and covenants to the Company as follows:

4.1          Authorization, Etc. The Investor is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation; and all action on the part of the Investor necessary for the authorization, execution and delivery of this Agreement and the other Transaction Documents (as defined herein) and the performance of all obligations of the Investor hereunder and thereunder has been taken or will be taken prior to the issuance of the applicable Securities.

4.2          Validity. This Agreement and the other Transaction Documents to which the Investor is a party constitute valid and legally binding obligations of the Investor, enforceable against the Investor in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.3          Purchase for Own Account. The Investor is acquiring the Bridge Note and the Convert and Warrant Securities (together, the “Bridge and Convert Securities”) and any equity securities directly or indirectly issuable upon conversion of the Bridge and Convert Securities (such equity securities together with the Bridge and Convert Securities, the “Securities”) solely for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The acquisition by the Investor of any of the Securities shall constitute confirmation of the representation by the Investor that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. The Investor has full power and authority to enter into this Agreement, the Bridge and Convert Securities and any document delivered pursuant to any provision hereof or thereof (collectively, the “Transaction Documents”).

4.4          Disclosure of Information. The Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Securities, the offering of the Securities and the business, properties, prospects and financial condition of the Company. The foregoing shall not modify, amend or otherwise affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

4.5          Investment Experience. The Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, the Investor also represents it has not been organized for the purpose of acquiring the Securities. The Investor acknowledges that any investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

4.6          Accredited Investor. The Investor is an “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended (the “Act”).

4.7          Restrictions on Transfer. The Investor understands that the Securities are characterized as “restricted securities” under the federal securities laws in as much as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, the Investor represents that it is familiar with Rule 144 promulgated under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act. The Investor understands that the Securities have not been and will not be registered under the Act and have not been and will not be registered or qualified in any state in which they are offered, and the Investor will not be able to resell or otherwise transfer his, her or its Securities unless they are registered under the Act and registered or qualified under applicable state securities laws, or an exemption from such registration or qualification is available. The Investor has no immediate need for liquidity in connection with this investment and does not anticipate that it will need to sell his, her or its Securities in the foreseeable future.

4.8          Further Limitations on Disposition. Prior to the closing of the Transaction, without in any way limiting the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Securities or assign any rights hereunder unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Agreement (including this ) and any other agreement which the purchasers of new equity securities are required to execute and deliver, as provided for in Section 2 of the Bridge Note, and/or have entered into with the Company and by which the Investor is bound as of the date of such disposition, and:

(a)           There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b)           An exemption from registration is available with respect to such proposed disposition;

4.9          Legends. The Investor understands and agrees that the Company will cause the legends set forth below or legends substantially equivalent thereto, to be placed upon the Securities, together with any other legends that may be required by state or federal securities laws, or by any agreement to which the Investor may become party in accordance with the Securities or the Transaction:

THIS SECURITY AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR TRANSFERRED FOR VALUE DIRECTLY OR INDIRECTLY, IN THE ABSENCE OF SUCH REGISTRATION UNDER THE ACT AND QUALIFICATION UNDER APPLICABLE STATE LAWS, OR PURSUANT TO AN EXEMPTION THEREFROM.

THIS SECURITY AND THE INDEBTEDNESS, RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF FEBRUARY 13, 2024, AMONG THE COMPANY (AS DEFINED BELOW), THE INVESTOR (AS DEFINED BELOW), AND SILICON VALLEY BANK, A DIVISION OF FIRST-CITIZENS BANK & TRUST COMPANY.

Section 5

Representations and Warranties of the Company

The Company hereby represents and warrants to the Investor that:

5.1          Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted. The Company’s wholly-owned subsidiary, Adagio Medical GmbH, an entity organized under the laws of Germany (the “Subsidiary”) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted. The Company and the Subsidiary are each duly qualified to transact business and are in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on their respective businesses or properties.

5.2          Authorization. All action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Bridge Note, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Bridge Note and any equity securities directly or indirectly issuable upon conversion of the Bridge Note (such equity securities together with the Bridge Note, the “Bridge Securities”) has been taken or will be taken prior to the issuance of the applicable Bridge Securities. This Agreement and the Bridge Note to which the Company is a party constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

5.3          Capitalization; Valid Issuance. Exhibit E attached hereto sets forth, as of the date hereof, all of the authorized, issued and outstanding equity securities of the Company and the holders thereof. Except as set forth on Exhibit E, in the Agreement or in the Bridge Note, there are no equity securities of the Company issued, reserved for issuance or outstanding and no outstanding options, warrants, convertible or exchangeable securities, securities exercisable for other securities, subscriptions, rights (including any preemptive rights), equity linked securities, calls or commitments of any character whatsoever to which the Company is a party or may be bound requiring the issuance or sale of any equity securities of the Company. Except as set forth in Exhibit E, no stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions or terms of such agreements or understandings, or the lapse of a Company repurchase right, upon the occurrence of any event. The Company has never adjusted or amended the exercise price of any stock options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means. To the Company’s knowledge, no stock options, stock appreciation rights or other equity-based awards issued or granted by the Company are, or will be, subject to the penalties of Section 409A(a)(1) of the Internal Revenue Code of 1986, as amended. All outstanding equity securities of the Company have been, or upon issuance will be, validly issued and are fully paid and nonassessable. The Company holds no equity securities or other ownership interests in any other person or entity, other than the Subsidiary.

5.4          Financial Statements. The Company has provided to the Investor, a copy of the Company’s audited consolidated financial statements for the 12-month period ended December 31, 2022 (the balance sheet at December 31, 2022 being hereinafter referred to as the “Balance Sheet”, and all such financial statements being hereinafter referred to collectively as the “Financial Statements”). The Financial Statements have been prepared in a manner consistent with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods covered (except that the Financial Statements have been prepared without complete footnotes and are subject to year-end adjustments), and fairly present in all material respects the financial position and results of operations of the Company as of the date and for the periods covered thereby. At the date of the Balance Sheet (the “Balance Sheet Date”), the Company and its Subsidiary have no liabilities or obligations, fixed, contingent, or otherwise, not reflected on the Balance Sheet (including liabilities which under GAAP are not required to be reflected on the Balance Sheet) except for liabilities incurred in the ordinary course of business, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person or corporation.

5.5          Seniority of the Bridge Note. Except for, solely prior to the Convertible Note Closing, the Existing Credit Facility (as such term is defined in the Bridge Note), there is no Indebtedness of the Company that ranks senior in right of payment to the Bridge Note, whether with respect to payment of principal, interest, redemption, fees, or penalties, or upon liquidation or dissolution of the Company, or otherwise. The Investor, in its capacity as the Investor (as such term is defined in the 2023 Notes (as such term is defined in the Bridge Note)) and the holder of the 2023 Notes and the Second 2023 Notes Tranche, hereby consents to the issuance of the Bridge Note and incurrence of Indebtedness by the Company pursuant to the Bridge Note. The Bridge Note shall rank pari passu in right of payment to the 2023 Notes and the Second 2023 Notes Tranche, whether with respect to payment of principal, interest, redemption, fees, or penalties, or upon liquidation or dissolution of the Company, or otherwise. Prior to the earlier of (i) thirty (30) days following the issuance of the Bridge Note and (ii) the consummation of the Transaction, the Company shall deliver to the Investor, in form and substance reasonably satisfactory to the Investor, an omnibus amendment (the “Omnibus Amendment”) to the convertible promissory notes issued by the Company on October 27, 2022 (the “2022 Notes”), executed by the Company and the requisite investors holding the 2022 Notes, which subordinates the 2022 Notes to the Bridge Note issued and sold pursuant to this Agreement. As of the Convertible Note Closing, the Closing Date Convertible Note and Converted Bridge Note shall rank pari passu in right of payment and liens to other New Adagio Convertible Notes that will be issued by New Adagio upon the consummation of the Transaction, whether with respect to payment of principal, interest, redemption, fees, or penalties, or upon liquidation or dissolution of the Company or New Adagio, or otherwise.

5.6          Indebtedness.

(a)           As of the Bridge Note Closing, other than the Existing Credit Facility, the 2022 Notes, the 2023 Notes and the Second 2023 Notes Tranche, neither the Company nor its Subsidiary (i) has any outstanding Indebtedness in an amount in excess of $1,000,000 (excluding intercompany Indebtedness), (ii) is in violation of any term of or in default under any contract, agreement or instrument relating to any such Indebtedness, except where such violations and defaults would not reasonably be expected to result, individually or in the aggregate, in a Company Material Adverse Effect, or (iii) is a party to any contract, agreement or instrument relating to any such Indebtedness, the performance of which, in the judgment of the Company’s officers, has or would reasonably be expected to have or is expected to have a Company Material Adverse Effect. As of the Bridge Note Closing, without limiting the foregoing, the Company hereby represents and warrants that immediately before and after entering into and giving effect to this Agreement, the Company is not in default, and there exists no event of default, under the Existing Credit Facility, the 2022 Notes, the 2023 Notes or the Second 2023 Notes Tranche, whether as a result of the transactions contemplated by the Transaction Documents or otherwise.

(b)           As of the Convertible Note Closing, neither the Company nor its Subsidiary (i) has any outstanding Indebtedness (other than with respect to the New Adagio Convertible Notes) and other than Indebtedness expressly permitted under the New Adagio Convertible Notes, (ii) is in violation of any term of or in default under any contract, agreement or instrument relating to any such Indebtedness, except where such violations and defaults would not reasonably be expected to result, individually or in the aggregate, in a Company Material Adverse Effect, or (iii) is a party to any contract, agreement or instrument relating to any such Indebtedness, the performance of which, in the judgment of the Company’s officers, has or would reasonably be expected to have or is expected to have a Company Material Adverse Effect. For purposes of this Agreement, “Company Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the results of operations, business, properties or condition (financial or otherwise) of the Company; (b) a material impairment of the ability of the Company to perform in any material respect any of its or their respective obligations under the Bridge Note or this Agreement; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of this Agreement or the Bridge Note.

5.7          Litigation. There is no lawsuit, litigation, action, inquiry, audit, examination or investigation, claim, complaint, charge, proceeding, suit or arbitration (in each case, whether civil, criminal or administrative and whether public or private) by or before or otherwise involving any Authority (as defined herein) (“Action”) pending or to the Company’s knowledge, currently threatened against the Company that questions the validity of the Transaction Documents, the right of the Company to enter into this Agreement and the other Transaction Documents to which it is a party, or to consummate the transactions contemplated hereby or thereby, or that would reasonably be expected to result, either individually or in the aggregate, in a Company Material Adverse Effect. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment, ruling, decree, judicial or arbitral award, subpoena, verdict, determination or decision entered, issued or rendered by an Authority (as defined herein) (“Order”) that would reasonably be expected to result in a Company Material Adverse Effect. For the purpose of this Agreement, “Authority” means any United States or non-United States (i) federal, state, local, municipal or other government, (ii) governmental or quasi-governmental entity or (iii) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitrator or arbitral tribunal (public or private).

5.8          Absence of Certain Changes. The Company represents that since December 31, 2023, there has been no material adverse change in the assets, operations or financial condition of the Company taken as a whole. The Company has not taken any steps with any governmental agency or authority or any other regulatory or self-regulatory agency or authority to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reasonable basis to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. As of the Bridge Note Closing, the Company is not, and, as of the Convertible Note Closing, after giving effect to the transactions contemplated hereby to occur at the Convertible Note Closing, New Adagio will not be Insolvent (as defined herein). For purposes of this Section , “Insolvent” means, with respect to any person (i) such person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured in the ordinary course, (ii) such person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature in the ordinary course or (iii) such person has unreasonably small capital with which to conduct the business in which it is engaged, as such business is now conducted. For purposes of the foregoing, the amount of any contingent liability at any time shall be computed as the amount that, in light of all facts and circumstances existing at the time, represents the amount that could reasonably be expected to become an actual liability.

5.9          Absence of Required Consents; No Violations; Compliance with Laws. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Authority on the part of the Company or its Subsidiary is required in connection with the consummation of the transactions contemplated by this Agreement, except for such filing(s) pursuant to applicable state securities laws as may be necessary, which filings will be timely effected after the Bridge Note Closing or the Convertible Note Closing, as applicable. The Company is not in violation or default of any provision of the Company’s Amended and Restated Certificate of Incorporation or the Company’s bylaws. The Company and its Subsidiary are in compliance in all material respects with all applicable federal, national, state, local, foreign, national, multinational or supranational statutes, laws (including common law and, if applicable, fiduciary or similar duties), acts, statutes, ordinances, treaties, rules, codes and regulations (“Laws”) and Orders, and to the Company’s knowledge, neither of them have been charged with any violation of any applicable Law or Order, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any Order or contract or an event that results in the creation of any material lien, charge or encumbrance upon any material assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its Subsidiary, or their respective businesses or operations or any of their respective assets or properties.

5.10        Taxes. The Company has either (i) timely filed or (ii) timely filed extensions, solely to the extent such extensions are sought in the ordinary course of business, for, all federal, provincial, state, municipal, non-U.S. and other tax returns and reports required to be filed, and have timely paid all federal, provincial, state, municipal, non-U.S. and other taxes levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP and, except for failures to file or pay as could not, either individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. There are no tax audits, deficiencies, assessments or other claims with respect to the Company that could, either individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

5.11        Offering. Subject in part to the truth and accuracy of the Investor’s representations set forth in of this Agreement, the offer, sale and issuance of the Bridge Securities by the Company as contemplated by this Agreement are exempt from the registration requirements of the Act and will not result in a violation of the qualification or registration requirements of any applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

5.12        Valid Issuance of Securities. As of the Convertible Note Closing, the equity securities issuable by the Company upon conversion of the Bridge Note have been or will have been prior to their issuance duly and validly reserved for issuance, and when issued, sold and delivered in accordance with the terms of the Bridge Note, will be duly and validly issued, fully paid and nonassessable.

5.13        No “Bad Actor” Disqualification. The Company has exercised reasonable care to determine whether any Company Covered Person (as defined herein) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under the Act (“Disqualification Events”). To the Company’s knowledge, no Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent required, with any disclosure obligations under Rule 506(e) under the Act. For purposes of this Agreement, “Company Covered Persons” are those persons specified in Rule 506(d)(1) under the Act; provided, however, that Company Covered Persons do not include (a) the Investor, or (b) any person or entity that is deemed to be an affiliated issuer of the Company solely as a result of the relationship between the Company and the Investor.

5.14        Use of Proceeds. The Company shall use the proceeds of the Bridge Note (i) solely for working capital purposes for the operation of its business, and not for any personal, family or household purpose and (ii) in compliance with all applicable Laws.

Section 6

Representations and Warranties of New Adagio

New Adagio hereby represents and warrants to the Investor that:

6.1          Organization, Good Standing and Qualification. New Adagio is duly incorporated and validly existing as a corporation in good standing under the laws of the State of Delaware. New Adagio has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Agreement and the Convert and Warrant Securities.

6.2          Authorization. All action on the part of New Adagio, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Convert and Warrant Securities, the performance of all obligations of New Adagio hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Convert and Warrant Securities and any equity securities directly or indirectly issuable upon conversion of the Convert and Warrant Securities (such equity securities, the “Convert Equity Securities”) has been taken or will be taken prior to the issuance of the applicable Convert Equity Securities. This Agreement and the Convert and Warrant Securities to which New Adagio is a party constitute valid and legally binding obligations of New Adagio, enforceable against New Adagio in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

6.3          Capitalization; Valid Issuance. The authorized share capital of New Adagio (excluding the issued share capital) consists of one thousand (1,000) share of Common Stock and the issued share capital of New Adagio consists of one (1) share of Common Stock. Immediately following the Convertible Note Closing, all of the issued and outstanding shares of Common Stock (A) shall be duly authorized, validly issued, fully paid and nonassessable, (B) shall have been issued in compliance with applicable law and (C) shall not have been issued in breach or violation of any preemptive rights or contract. There are no shareholder agreements, voting trusts or other agreements or understandings to which New Adagio is a party or by which it is bound relating to the voting of any securities of New Adagio, other than (1) as set forth in any form, report, statement, schedule, proxy and other document filed by ARYA on or prior to the Convertible Note Closing and (2) as contemplated by the Business Combination Agreement.

6.4          Seniority of the Closing Date Convertible Note and the Converted Bridge Note. There is no Indebtedness of New Adagio that ranks senior in right of payment to the Closing Date Convertible Note and the Converted Bridge Note, whether with respect to payment of principal, interest, redemption, fees, or penalties, or upon liquidation or dissolution of New Adagio, or otherwise. The Closing Date Convertible Note and Converted Bridge Note shall rank pari passu in right of payment to other New Adagio Convertible Notes that will be issued by New Adagio upon the consummation of the Transaction, whether with respect to payment of principal, interest, redemption, fees, or penalties, or upon liquidation or dissolution of New Adagio or the Company, or otherwise.

6.5          Indebtedness. As of the Bridge Note Closing, New Adagio has no outstanding Indebtedness. As of the Convertible Note Closing, except for the New Adagio Convertible Notes, neither New Adagio nor any of its subsidiaries (i) have any outstanding Indebtedness other than Indebtedness expressly permitted under the New Adagio Convertible Notes to exist on the Transaction Closing Date, (ii) is in violation of any term of or in default under any contract, agreement or instrument relating to any such Indebtedness, except where such violations and defaults would not reasonably be expected to result, individually or in the aggregate, in a New Adagio Material Adverse Effect, or (iii) is a party to any contract, agreement or instrument relating to any such Indebtedness, the performance of which, in the judgment of New Adagio’s officers, has or would reasonably be expected to have or is expected to have a New Adagio Material Adverse Effect. For purposes of this Agreement, “New Adagio Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the results of operations, business, properties or condition (financial or otherwise) of New Adagio; (b) a material impairment of the ability of New Adagio to perform in any material respect any of its or their respective obligations under the the Closing Date Convertible Note, the Converted Bridge Note or this Agreement; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of this Agreement, the Closing Date Convertible Note or the Converted Bridge Note.

6.6          Litigation. There is no Action pending or to New Adagio’s knowledge, currently threatened against New Adagio that questions the validity of the Transaction Documents, the right of New Adagio to enter into this Agreement and the other Transaction Documents to which it is a party, or to consummate the transactions contemplated hereby or thereby, that would prohibit the listing of the shares of Common Stock or Convert Equity Securities, or the registration of, when issued in connection with the closing of the Transaction, the shares of Common Stock or Convert Equity Securities under the Exchange Act, or that would reasonably be expected to result, either individually or in the aggregate, in a New Adagio Material Adverse Effect. New Adagio is not a party or subject to the provisions of any Order that would reasonably be expected to result in a New Adagio Material Adverse Effect.

6.7          Absence of Certain Changes. There has been no material adverse change in the assets, operations or financial condition of New Adagio taken as a whole. New Adagio has not taken any steps with any governmental agency or authority or any other regulatory or self-regulatory agency or authority to seek protection pursuant to any bankruptcy law nor does New Adagio have any knowledge or reasonable basis to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. After giving effect to the transactions contemplated hereby to occur at the Convertible Note Closing, will not be Insolvent (as defined herein). For purposes of this Section 6.7, “Insolvent” means, with respect to any person (i) such person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured in the ordinary course, (ii) such person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature in the ordinary course or (iii) such person has unreasonably small capital with which to conduct the business in which it is engaged, as such business is now conducted. For purposes of the foregoing, the amount of any contingent liability at any time shall be computed as the amount that, in light of all facts and circumstances existing at the time, represents the amount that could reasonably be expected to become an actual liability.

6.8          Absence of Required Consents; No Violations; Compliance with Laws. Assuming the accuracy of the representations and warranties of the Investor, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Authority on the part of New Adagio is required in connection with the consummation of the transactions contemplated by this Agreement, other than (i) filings with the U.S. Securities and Exchange Commission, (ii) filings required by applicable state securities laws, (iii) filings required by Nasdaq, or such other applicable stock exchange on which shares of Common Stock will be listed, (iv) those required to consummate the Transaction as provided under the Business Combination Agreement, and (v) those of which the failure to obtain would not be reasonably likely to have, individually or in the aggregate, a New Adagio Material Adverse Effect. New Adagio is not in violation or default of any provision of New Adagio’s certificate of incorporation or New Adagio’s bylaws. New Adagio is in compliance in all material respects with all Laws and Orders, and to New Adagio’s knowledge, neither of them have been charged with any violation of any applicable Law or Order, except as would not reasonably be expected to be, individually or in the aggregate, material to New Adagio. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any Order or contract or an event that results in the creation of any material lien, charge or encumbrance upon any material assets of New Adagio or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to New Adagio, or its operations, assets or properties.

6.9          Taxes. New Adagio has either (i) timely filed or (ii) timely filed extensions, solely to the extent such extensions are sought in the ordinary course of business, for, all federal, provincial, state, municipal, non-U.S. and other tax returns and reports required to be filed, and have timely paid all federal, provincial, state, municipal, non-U.S. and other taxes levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP and, except for failures to file or pay as could not, either individually or in the aggregate, reasonably be expected to result in a New Adagio Material Adverse Effect. There are no tax audits, deficiencies, assessments or other claims with respect to New Adagio that could, either individually or in the aggregate, reasonably be expected to result in a New Adagio Material Adverse Effect.

6.10        Offering. Subject in part to the truth and accuracy of the Investor’s representations set forth in of this Agreement, the offer, sale and issuance of the Convert and Warrant Securities and the Convert Equity Securities by New Adagio as contemplated by this Agreement are exempt from the registration requirements of the Act and will not result in a violation of the qualification or registration requirements of any applicable state securities laws, and neither New Adagio nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

6.11        Valid Issuance of Securities. The Convert Equity Securities have been or will have been prior to their issuance duly and validly reserved for issuance, and when issued, sold and delivered in accordance with the terms of the applicable Convert and Warrant Securities, will be duly and validly issued, fully paid and nonassessable.

6.12        No “Bad Actor” Disqualification. New Adagio has exercised reasonable care to determine whether any New Adagio Covered Person (as defined herein) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under the Act (“New Adagio Disqualification Events”). To New Adagio’s knowledge, no New Adagio Covered Person is subject to a New Adagio Disqualification Event. New Adagio has complied, to the extent required, with any disclosure obligations under Rule 506(e) under the Act. For purposes of this Agreement, “New Adagio Covered Persons” are those persons specified in Rule 506(d)(1) under the Act; provided, however, that New Adagio Covered Persons do not include (a) the Investor, or (b) any person or entity that is deemed to be an affiliated issuer of New Adagio solely as a result of the relationship between New Adagio and the Investor.

6.13        Use of Proceeds. New Adagio shall use the proceeds of the Convert and Warrant Securities (i) solely for working capital purposes for the operation of its business, and not for any personal, family or household purpose and (ii) in compliance with all applicable Laws.

Section 7

Miscellaneous

7.1          Termination. The obligation of the Investor and New Adagio to consummate the purchase and sale of the Convert and Warrant Securities pursuant to this Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder with respect to such obligation shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Business Combination Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Agreement, and (c) the delivery of a notice of termination of this Agreement by the Investor to New Adagio following the date that is thirty (30) calendar days after the Termination Date (as defined in the Business Combination Agreement, and such thirtieth calendar day, the “Outside Date”), if the Convertible Note Closing has not occurred by the Outside Date (provided, that the right to terminate this Agreement pursuant to this clause (c) shall not be available to the Investor if the Investor’s breach of any of its covenants or obligations under this Agreement, either individually or in the aggregate, shall have proximately caused the failure of the consummation of the Transaction on or before the Outside Date) (the termination events described in clauses (a)–(c) above, collectively, the “Termination Events”); provided that nothing herein will relieve any party from liability for any willful and material breach of any covenant, agreement, obligation, representation or warranty hereunder prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful and material breach. New Adagio shall notify the Investor of the termination of the Business Combination Agreement as promptly as practicable after the termination of the Business Combination Agreement. Except for Section 7.2 of this Agreement which shall survive a Termination Event, this Agreement shall, upon the occurrence of a Termination Event, be void and of no further effect and any monies paid by the Investor to New Adagio in connection with the purchase and sale of the Convert and Warrant Securities shall promptly (and in any event within one (1) business day) following the Termination Event be returned to the Investor.

7.2          Board Appointment. Within thirty (30) days following the Bridge Note Closing Date, the Company shall use its best efforts to take action necessary to procure the consent, or commitment of the necessary shareholders to consent, to the nomination right of the Investor that permits the Investor to require the Company to appoint such number of directors designated by the Investor (such directors, the “Investor Directors”) to serve on the board of directors of the Company (the “Board”) as would cause the Investor Directors to comprise a majority of the Board.

7.3          Survival. The warranties, representations and covenants of the Company, New Adagio and Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement, the Bridge Note (and the Bridge Note Closing) and the Convertible Note (and the Convertible Note Closing) and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor, the Company or New Adagio.

7.4          Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Investor may assign any or all of its rights or obligations under Section 2 to any Affiliate (as defined herein) of the Investor; provided, however, that no such assignment shall relieve the Investor of any of its obligations hereunder except to the extent actually performed and the Investor shall remain liable, on a joint and several basis and without duplication, for all its obligations under this Agreement until the termination of this Agreement except to the extent actually performed. For the purpose of this Agreement, “Affiliate” means with respect to any person, any person which directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person.

7.5          Governing Law. This Agreement, each Transaction Document (unless otherwise expressly set forth therein), and all disputes and Actions arising out of or in connection with the foregoing shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflict of law principles thereof.

7.6          Submission to Jurisdiction. Each of the parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, any federal court within the State of Delaware, and then, if such federal court declines to accept jurisdiction, any state or federal court within New York, New York), for the purposes of any Action (i) arising under this Agreement or under any Transaction Document (unless otherwise expressly set forth therein) or (ii) in any way connected with or related or incidental to the dealings of the parties in respect of this Agreement or any Transaction Document (unless otherwise expressly set forth therein) or any of the transactions contemplated hereby or any of the transactions contemplated thereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such Action in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action has been brought in an inconvenient forum. Each party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action or cause thereof against such party (x) arising under this Agreement or under any Transaction Document (unless otherwise expressly set forth therein) or (y) in any way connected with or related or incidental to the dealings of the parties in respect of this Agreement or any Transaction Document (unless otherwise expressly set forth therein) or any of the transactions contemplated hereby or any of the transactions contemplated thereby, (a) any claim that such party is not personally subject to the jurisdiction of the courts as described in this Section for any reason, (b) that such party or such party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (x) the Action or cause thereof in any such court is brought against such party in an inconvenient forum, (y) the venue of such Action or cause thereof against such party is improper; or (z) this Agreement, or the subject matter hereof, may not be enforced against such party in or by such courts. Each party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth on their signature pages hereto shall be effective service of process for any such Action, demand, or cause thereof.

7.7          Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR UNDER ANY TRANSACTION DOCUMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY TRANSACTION DOCUMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION .

7.8          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and electronic (including PDF) signatures shall be as effective as original signatures.

7.9          Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.10        Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid; or (c) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the Investor or the Company as set forth on their respective signature pages hereto. A party may change or supplement its address, or designate additional addresses, for purposes of this Section by giving the other parties written notice of the new address in the manner set forth above.

7.11        Amendments and Waivers. Any term of this Agreement, the Bridge Notes or Convert and Warrant Securities may be amended and the observance of any term of this Agreement, the Bridge Notes or Convert and Warrant Securities may be waived (either generally or in a particular instance and either retroactively or prospectively), only by prior written agreement between the Company, New Adagio and the Investor.

7.12        Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.13        Expenses. Each of the Company, New Adagio and the Investor will bear all of its own expenses in connection with the preparation, execution and negotiation of the Transaction Documents and the transactions contemplated hereby and thereby. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or any of the other Transaction Documents, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled. Notwithstanding anything to the contrary contained herein, at the Bridge Note Closing, the Company shall pay the reasonable fees and expenses of the Investor, in an amount not to exceed, in the aggregate, $35,000.

7.14        Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

7.15        Non-Recourse. This Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the parties to this Agreement, and without limiting the generality of the foregoing, none of the Representatives of any party to this Agreement shall have any liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, except as expressly provided herein or, for the avoidance of doubt, for claims pursuant to any Transaction Document by any party(ies) thereto against any other party(ies) thereto on the terms and subject to the conditions therein. “Representatives” shall mean, with respect to a person, such person’s Affiliates and its and such Affiliates’ respective directors, officers, employees, advisors, agents, consultants, attorneys, accountants, investment bankers or other representatives.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement as of the date first above written.

COMPANY:

ADAGIO MEDICAL, INC.

By:	/s/ John Dahldorf
Name:	John Dahldorf
Title:	Chief Financial Officer

Address for notices:	26051 Merit Cir #102
Laguna Hills, CA 92653
Attn: John Dahldorf
Email: jdahldorf@adagiomedical.com

With a copy (which shall not constitute notice) to:
Address:	Reed Smith LLP
1901 Avenue of the Stars, Suite 700
Los Angeles, CA 90067-6078
Attn: Michael Sanders
Benjamin L. Brimeyer
Email: MSanders@reedsmith.com
BBrimeyer@reedsmith.com

IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement as of the date first above written.

NEW ADAGIO

AJA HOLDCO, INC.

By:	/s/ Michael Altman
	Name:	Michael Altman
	Title:	Authorized Signatory

Address for notices:	Perceptive Advisors 51 Astor Place, 10th Floor New York, NY 10003
Attn: Michael Altman
Email:
Michael@perceptivelife.com

With a copy (which shall not constitute notice) to:

Address:	Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022
Attn: Jonathan L. Davis, P.C.
Ryan K. Brissette, P.C.
Email: jonathan.davis@kirkland.com
ryan.brissette@kirkland.com

IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement as of the date first above written.

THE INVESTOR:

PERCEPTIVE LIFE SCIENCES MASTER FUND, LTD.

By:	/s/ Michael Altman
	Name:	Michael Altman
	Title:	Authorized Signatory

Address for notices:	Perceptive Advisors 51 Astor Place, 10th Floor New York, NY 10003
Attn: Michael Altman
Email:
Michael@perceptivelife.com

With a copy (which shall not constitute notice) to:

Address:	Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022
Attn: Jonathan L. Davis, P.C.
Ryan K. Brissette, P.C.
Email: jonathan.davis@kirkland.com
ryan.brissette@kirkland.com

EXHIBIT A

Bridge Note

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR TRANSFERRED FOR VALUE DIRECTLY OR INDIRECTLY, IN THE ABSENCE OF SUCH REGISTRATION UNDER THE ACT AND QUALIFICATION UNDER APPLICABLE STATE LAWS, OR PURSUANT TO AN EXEMPTION THEREFROM.

THIS NOTE AND THE INDEBTEDNESS, RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF FEBRUARY 13, 2024, AMONG THE COMPANY (AS DEFINED BELOW), THE INVESTOR (AS DEFINED BELOW), AND SILICON VALLEY BANK, A DIVISION OF FIRST-CITIZENS BANK & TRUST COMPANY.

ADAGIO MEDICAL, INC.

CONVERTIBLE PROMISSORY NOTE

Initial Principal Amount: $7,000,000	[●], 2024

FOR VALUE RECEIVED, Adagio Medical, Inc., a Delaware corporation (the “Company”) promises to pay to Perceptive Life Sciences Master Fund, Ltd. (the “Investor”), or its registered assigns, the principal sum of SEVEN MILLION DOLLARS ($7,000,000), or such lesser amount as shall equal the outstanding principal amount hereof (the “Principal Amount”), together with interest from the date of this convertible promissory note (this “Note”) on the unpaid principal balance at a rate equal to 8% per annum (the “Interest Rate”), computed on the basis of the actual number of days elapsed and a year of 365 days. If an Event of Default (as defined below) occurs and is continuing, the Interest Rate shall increase to 12% per annum while such Event of Default is continuing. The then-outstanding Principal Amount, together with any then unpaid and accrued interest payable hereunder, shall be due and payable upon the termination of the Business Combination Agreement in accordance with its terms (the “Maturity Date”).

This Note is issued pursuant to that certain Note Purchase Agreement dated as of the date hereof (the “Agreement”; together with this Note, the “Note Documents”) between the Company and the Investor, dated the date hereof. Capitalized terms used herein and not otherwise defined have the meanings given them in the Agreement.

1.           Payments.

(a)          Interest. Interest on the Principal Amount will accrue at the then applicable Interest Rate and shall be payable on the Maturity Date.

(b)          Dividends. Following the issuance date of this Note, when, as and if a dividend is declared on the Common Stock or any equivalents thereof, the Investor shall participate in such dividend, in an amount determined on an as-converted basis as though this Note had been converted pursuant to Section 2 hereof.

(c)          Voluntary Prepayment. This Note may not be prepaid without the consent of the Investor.

(d)          Maturity. The Principal Amount and any accrued and unpaid interest, is due and payable on the Maturity Date.

(e)          Change of Control Transaction; Liquidation Event. (A) In the event of: (i) a merger or consolidation of the Company with or into another person or entity; (ii) a reorganization, business combination or the sale by the Company of its voting equity securities after the consummation of which the equityholders of the Company immediately before such transaction own in the aggregate less than fifty percent (50%) of the Company’s equity value or voting power after the transaction; or (iii) the sale or exclusive license of a substantial portion of the Company’s intellectual property or the sale, lease or other disposition by the Company of all or substantially all of its assets to another entity, in each case whether direct or indirect, whether in a single transaction or series of transactions, and whether by merger, consolidation, recapitalization, purchase or issuance of equity securities, purchase of assets, tender offer or otherwise (collectively subsections (i), (ii), and (iii) of this Section 1(d), a “Change of Control Transaction”; provided, however, that the Transaction shall not constitute a Change of Control Transaction hereunder) or (B) in the event that the Company liquidates, dissolves or winds up its business and affairs as a result of (i) a voluntary decision to cease operating or (ii) a proceeding described in either of Section 3(e) or Section 3(f) (a “Liquidation Event”; provided, however, that the Transaction shall not constitute a Liquidation Event hereunder), unless this Note is converted pursuant to Section 2(b), the Company shall, immediately upon the consummation of the Change of Control Transaction or the Liquidation Event and prior to any payment to the equityholders of the Company, pay to the Investor an amount equal to the greater of (x) 120% of the sum of (i) the then-outstanding Principal Amount and all accrued and unpaid interest hereunder plus (ii) all accrued and unpaid dividends owed to the Investor pursuant to Section 1(b) and (y) such amount of proceeds as if all then-outstanding Principal Amount and any accrued and unpaid interest with respect to the Note had been converted into Common Stock (the “Liquidation Preference”).

2.           Conversion. The Investor and the Company agree as follows:

(a)          Business Combination Transaction Conversion. In the event of the consummation of the Transaction, effective upon the closing of the Transaction, this Note shall automatically be cancelled (or transferred to New Adagio) in connection with the issuance of New Adagio Convertible Notes (in the form of the New Adagio Convertible Note attached as Exhibit B to the Agreement) to the Investor, pursuant to, and in accordance with, the Agreement and the securities purchase agreement, dated February 13, 2024, by and among New Adagio, ARYA, the Company and the Investor. Any interest accrued on the Principal Amount shall be forfeited in connection with a cancellation (or transfer of the Note to New Adagio) described in this Section 2(a).

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(b)          Post-Business Combination Termination Conversions. In the event of the termination or abandonment of the Transaction:

(i)             Prior to a Qualified Financing (as defined below), the Investor may, at the sole discretion of the Investor exercisable at any time, convert all, but not less than all, of the then-outstanding Principal Amount of this Note and any accrued and unpaid interest thereon into an amount of shares of the Company’s Series E Preferred Stock (as defined in the Company’s Certificate of Incorporation) equal to the to be converted Principal Amount and any accrued and unpaid interest divided by the price per share/unit equal to $24,000,000 divided by the Company’s fully-diluted Common Stock equivalents at the time of the closing date of the conversion pursuant to this Section 2(b) (assuming conversion of all securities convertible into Common Stock and exercise of all outstanding options and warrants, including all shares of Common Stock reserved and available for future grant under any equity incentive or similar plan of the Company, and/or any equity incentive or similar plan to be created or increased in connection any financing, but excluding the shares of equity securities of the Company issuable upon the conversion of this Note); provided, that the Company shall cause the shares of Series E Preferred Stock issued upon conversion of this Note to bear an aggregate liquidation preference amount equal to 120% of the then-outstanding Principal Amount and accrued and unpaid interest under this Note at the time of conversion (and for the avoidance of doubt, the Company shall, if necessary, create a sub-series of the Series E Preferred Stock on identical terms to Series E Preferred Stock, except that the aggregate liquidation preference of such sub-series will be an amount equal to 120% of the then-outstanding Principal Amount and accrued and unpaid interest under this Note at the time of conversion); or

(ii)           In the event of any sale of a new series or class of preferred equity securities by the Company following the termination or abandonment of the Transaction with aggregate proceeds to the Company of at least $10,000,000 (excluding conversion of the Note, the Second 2023 Notes Tranche (as defined below), the 2023 Notes (as defined below) and the 2022 Notes (as defined below)) (a “Qualified Financing”), Investor will elect to convert the then-outstanding Principal Amount and any accrued and unpaid interest hereunder and under the 2023 Notes and the Second 2023 Notes Tranche into either (A) the Company’s Series E Preferred Stock, as described in Section 2(b)(i) or (B) such securities, shares or units to be issued and sold in such Qualified Financing, in each case in an amount that is equal to (I) the to be converted Principal Amount and any accrued and unpaid interest divided by (II) the price per share/unit equal to the lesser of (aa) 75% of the per share/unit price in such Qualified Financing and (bb) an amount equal to $24,000,000 divided by the number of fully-diluted Common Stock (or unit) equivalents at the time of the Qualified Financing (assuming conversion of all securities convertible into Common Stock and exercise of all outstanding options and warrants, including all shares of Common Stock reserved and available for future grant under any equity incentive or similar plan of the Company, and/or any equity incentive or similar plan to be created or increased in connection with the Qualified Financing, but excluding the shares of equity securities of the Company issuable upon the conversion of this Note, the 2023 Notes, the Second 2023 Notes Tranche or in connection with the Qualified Financing). In the event that the preferred equity security issued in the Qualified Financing bears a liquidation preference less than 120%, then the Company shall create a sub-series of such preferred security on identical terms to the security issued in the Qualified Financing, except that the aggregate liquidation preference of such sub-series will be an amount equal to 120% of the then-outstanding Principal Amount and accrued and unpaid interest under this Note, the 2023 Notes and the Second 2023 Notes Tranche at the time of conversion. Notwithstanding the foregoing, nothing herein shall be deemed to cause or require the conversion of any amount of principal or interest under this note in connection with a Qualified Financing, unless at the time of such Qualified Financing (x) the Company is not in breach or default of any term or provision of this Note or the Agreement (and no such breach or default has previously occurred), (y) the Company certifies to Investor that the Company’s representations and warranties set forth in Sections 4.1, 4.2, 4.3, 4.6, 4.10, 4.11, 4.12, 4.13 and the first and second sentences of Section 4.9 of the Agreement are, in each case, true and correct in all material respects as of the date of the Qualified Financing, and (z) there has been no Material Adverse Effect.

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(c)          Procedure. Solely in connection with a conversion pursuant to Section 2(b) above, the Investor shall execute and deliver to the Company all commercially reasonable transaction documents (i) entered into by holders of the Company’s Series E Preferred Stock, or (ii) to be executed by other purchasers in a Qualified Financing, as applicable, with customary representations, covenants, warranties, registration rights and transfer restrictions (including, without limitation, (A) the same registration rights granted to investors in the fourth amended and restated investors’ rights agreement, dated November 9, 2020, by and among the Company and the Investor, and (B) a 180-day lock-up agreement in connection with an initial public offering on all shares held prior to the initial public offering; provided that all officers and directors of the Company enter into the same lock-up agreement and if any shareholders (other than any non-management shareholders who individually hold less than two percent (2%) of the issued and outstanding shares of capital stock of the Company) execute lock-up agreements with transfer restrictions for a shorter period of time or are exempted from transfer restrictions following the closing of the initial public offering, then such shorter transfer restrictions or exemption from transfer restrictions shall also apply to the Investor). At least five (5) business days prior to the closing of a Qualified Financing, the Investor shall have received form final drafts of any documents to be executed by the Investor in such a Qualified Financing and shall have the right to approve any such documents prior to the execution by other purchasers.

 In the case of a conversion of this Note pursuant to paragraphs (a) or (b) above, as applicable, the Investor shall deliver the original of this Note for cancellation (or an affidavit of loss in lieu thereof). Notwithstanding the forgoing, upon a conversion of this Note pursuant to paragraphs (a) or (b) above, as applicable, this Note shall be deemed converted and of no further force and effect, whether or not delivered for cancellation. The Company shall, as soon as practicable thereafter and at Investor’s option, issue and deliver to the Investor a certificate or certificates for the securities to which Investor shall be entitled upon such conversion or make appropriate book-entry notation on the books and records of the post-Transaction company or the Company, as applicable, for the number of securities to which the Investor shall be entitled upon conversion of this Note.

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3.           Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a)         Failure to Pay. The Company shall fail to pay when due any principal payment or any interest payment or other payment required under the terms of this Note; or

(b)         Breaches of Covenants.

(i)               The Company shall breach or otherwise fail to observe, keep or perform any of the provisions of Section 6; or

(ii)              The Company shall fail to observe, keep or perform any other covenant, obligation, condition or agreement contained in any Note Document, and such failure shall continue for thirty (30) days after the earlier of the Company’s (i) receipt of written notice to the Company of such failure or (ii) actual knowledge of such failure; or

(c)         Breaches of Representations and Warranties. Any of the representations and warranties of the Company under any Note Document or hereafter made shall fail to be true and correct in all material respects as of the date of this Note; or

(d)         Other Payment Obligations. (i) As to Indebtedness (as defined herein) for borrowed money of the Company (other than the SVB Debt (as defined below)), in each case, in an aggregate amount in excess of One Hundred Thousand Dollars ($100,000) at any time: (A) the Company shall fail to make any payment due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) on any such Indebtedness and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, (B) any other default shall exist under any agreement or instrument of the Company related to any such Indebtedness or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness, or (C) any such Indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required payment) prior to the stated maturity thereof and (ii) as to Indebtedness incurred under the Existing Credit Facility (the “SVB Debt”): (A) the Company shall fail to make any payment due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) on the SVB Debt and such failure shall continue after the applicable grace period, if any, specified in the Existing Credit Facility or (B) any other default shall exist under the Existing Credit Facility or any other agreement or instrument of the Company related to the SVB Debt or any other event, shall occur and shall continue after the applicable grace period, if any, specified therein if the effect of such default or event is to accelerate the maturity of the SVB Debt;

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(e)          Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing, including but not limited to any board resolution approving the winding up, dissolution or liquidation of the Company; or

(f)           Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or any of its subsidiaries, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 45 days of commencement; or

(g)          Judgements. A judgment or order shall be rendered against the Company and such judgment or order shall remain unsatisfied or undischarged and in effect for thirty (30) consecutive days without a stay of enforcement or execution; provided that this Section 3(g) shall not apply (i) to any judgment for which the Company is fully insured (except for normal deductibles in connection therewith) and with respect to which the insurer has assumed the defense and is not defending under reservation of right and with respect to which the Investor reasonably believes the insurer will pay the full amount thereof (except for normal deductibles in connection therewith) or (ii) to the extent that the aggregate amount of all such judgments and orders does not exceed $250,000.

4.           Rights of Investor upon Default. Upon the occurrence of any Event of Default (other than an Event of Default described in Sections 3(a), 3(e) or 3(f)) and at any time thereafter during the continuance of such Event of Default, the Investor may, by prior written notice to the Company, declare all outstanding obligations payable by the Company under this Note to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence of any Event of Default described in Sections 3(a), 3(e) or 3(f), immediately and without notice to the Company, all outstanding obligations payable by the Company under this Note shall automatically become immediately due and payable. In addition, upon the occurrence and during the continuance of any Event of Default, the Investor may exercise any other right power or remedy permitted to it by law, either by suit in equity or by action at law, or both.

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5.            Information Rights of Investor. As long as any Principal Amount, together with any accrued and unpaid interest, remains outstanding under this Note, the Company shall deliver to the Investor all notices, information and copies of all documentation that the Company is required to deliver to SVB (as defined herein) pursuant to Section 5.3 of the Existing Credit Facility (as in effect on the date hereof) concurrently with the delivery of such notices, information and documentation to SVB. Notwithstanding any notification obligations of the Company pursuant to the Existing Credit Facility, the Company shall also promptly (and in no event later than three (3) business days after the Company becomes aware thereof) notify Investor of any proposal for, occurrence of, or any change in the status of, (a) any proposed material transaction involving the Company (including, without limitation, any Change of Control Transaction, any transaction or a series of transactions involving the Company and/or any of its affiliates with one or more “special purpose acquisition”, “blank check” or similar companies (whether by business combination, tender offer or otherwise)), (b) any equity investment or similar investment (including, without limitation, any convertible debt investment) in the Company and/or any of its affiliates, or (c) any transfer or contemplated transfer of the Company’s equity securities giving rise to any tag-along, co-sale, right of first refusal, right of first offer, right of participation, preemptive rights, or other similar rights of any person, in each case, other than the Transaction or the Transaction Financing Transactions. For purposes of this Note, “Transaction Financing Transactions” means the New Adagio Convertible Notes and the private investment in public equity of ARYA and New Adagio to be consummated in connection with the consummation of the Transaction, as set forth in the Business Combination Agreement.

6.            Negative Consent Rights. As long as any Principal Amount, together with any accrued and unpaid interest, remains outstanding under this Note, the Company shall not, without the prior written consent of the Investor, (i) take any actions which are prohibited by Sections 6.1, 6.2, 6.3, 6.4 (provided that no additional Subordinated Debt (as defined in the Existing Facility as in effect on the date hereof) shall be permitted; provided further that, notwithstanding the foregoing, the Company shall be permitted to refinance the Existing Credit Facility and any further refinancing thereof), 6.5 (other than Liens incurred refinancing the Existing Credit Facility and any further refinancings thereof), 6.7, 6.8, 6.9 or 6.10 of the Existing Credit Facility (as in effect on the date hereof) or (ii) incur any additional Indebtedness of the Company unless such Indebtedness is expressly subordinated to this Note on terms acceptable to the Investor. Notwithstanding the foregoing and anything to the contrary herein or in the Agreement, the consent of the Investor shall not be required for, and nothing herein or in the Agreement shall prohibit, and the Company shall be permitted to, execute and deliver, and perform its obligations under, the contemplated Securities Purchase Agreement to be entered by and among Aja Holdo, Inc., a Delaware corporation, ARYA, the Company, Allegro Opportunities LLC, and each of the other investors to be parties thereto as buyers (the “New Adagio Financing Agreement”).

7.           Senior Indebtedness. The Company and the Investor agree that this Note is a general senior unsecured obligation of the Company ranking senior in right of payment to any existing Indebtedness of the Company (other than the Existing Credit Facility) and any future Indebtedness of the Company (other than any Indebtedness incurred in connection with the New Adagio Financing Agreement). The Company and the Investor agree that, to the extent and manner provided in that certain Subordination Agreement, made as of February 13, 2024, by and among the Investor and Silicon Valley Bank, a division of First-Citizens Bank & Trust Company (“SVB”), the obligations evidenced by this Note are subordinated in right of payment to the prior payment in full of that certain Loan and Security Agreement dated as of February 3, 2023 (the “Existing Credit Facility”) among the Company and SVB and any obligation thereunder (whether outstanding on the date hereof or thereafter created or incurred (other than unasserted contingent indemnification obligations and any unasserted contingent expense reimbursement obligations that, at such time, have not been incurred)). Following the execution of the Omnibus Amendment by and among the Company and the investors holding the Company’s convertible notes dated October 27, 2022 (such convertible notes, the “2022 Notes”), the 2022 Notes will be subordinated to the Note. The Note is pari passu to (i) the convertible promissory note, dated March 27, 2023, issued by the Company to the Investor (the “2023 Initial Note”), (ii) each of the convertible promissory notes, dated June 30, 2023, July 31, 2023, August 31, 2023, September 29, 2023, and October 26, 2023, issued by the Company to the Investor (collectively, the “2023 Delayed Draw Notes”, and together with the 2023 Initial Note, the “2023 Notes”), (iii) the convertible promissory note, dated November 28, 2023, issued by the Company to the Investor (the “Second 2023 Initial Note”), and (iv) each of the convertible promissory notes, dated December 13, 2023, December 28, 2023 and January 29, 2024, issued, and that may be issued subsequently to the date hereof, by the Company to the Investor (collectively, the “Second 2023 Delayed Draw Notes”, and together with the 2023 Initial Note, the “Second 2023 Notes Tranche”). “Indebtedness” shall mean all amounts due in connection with (i) indebtedness of the Company to banks or other lending institutions regularly engaged in the business of lending money (excluding venture capital, investment banking or similar institutions and their affiliates, which sometimes engage in lending activities but which are primarily engaged in investments in equity securities), and (ii) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such indebtedness, or any indebtedness arising from the satisfaction of such indebtedness by a guarantor.

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8.            Miscellaneous.

(a)          Transfer. This Note shall be registered. The Company will keep, at its principal executive office, books for the registration and registration of transfer of this Note. Prior to presentation of this Note for registration of transfer, the Company shall treat the Investor as the owner and holder of this Note for all purposes whatsoever. The holder of this Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s chief executive office, and promptly thereafter and at the Company’s expense, receive in exchange therefor one or more new Note(s), dated the date of this Note and registered in the name of such person or persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then-outstanding Principal Amount and any accrued and unpaid interest. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as this Note, in the same principal amount as the then-outstanding Principal Amount and any accrued and unpaid interest and dated the date to which interest shall have been paid on this Note or, if no interest shall have yet been so paid, dated the date of this Note. This Note may not be transferred, assigned or delegated by the Company without the prior written consent of the Investor. The Investor may assign this Note without the prior written consent of the Company to any of its affiliates, so long as the applicable assignee executes a joinder to this Note, in form and substance reasonably satisfactory to the Company, pursuant to which such assignee agrees to be bound by the terms hereof as though such assignee were the Investor. This Note and all of the provisions hereof shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

(b)          Waiver and Amendment. This Note may not be amended, waived or modified without the prior explicit written agreement of the Company and the Investor.

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(c)          Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and delivered in the manner set forth in the Agreement.

(d)          Payment. Unless converted into the Company’s equity securities pursuant to the terms hereof or otherwise set forth herein, payment shall be made in lawful tender of the United States.

(e)          Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

(f)           Governing Law. This Note and all disputes and Actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflict of law principles thereof.

(g)          Submission to Jurisdiction. Each of the parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, any federal court within the State of Delaware, and then, if such federal court declines to accept jurisdiction, any state or federal court within New York, New York), for the purposes of any Action (i) arising under this Note or (ii) in any way connected with or related or incidental to the dealings of the parties in respect of this Note or any of the transactions contemplated hereby or any of the transactions contemplated thereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such Action in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action has been brought in an inconvenient forum. Each party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action or cause thereof against such party (x) arising under this Note or (y) in any way connected with or related or incidental to the dealings of the parties in respect of this Note or any of the transactions contemplated hereby or any of the transactions contemplated thereby, (a) any claim that such party is not personally subject to the jurisdiction of the courts as described in this Section 8(g) for any reason, (b) that such party or such party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (x) the Action or cause thereof in any such court is brought against such party in an inconvenient forum, (y) the venue of such Action or cause thereof against such party is improper; or (z) this Note, or the subject matter hereof, may not be enforced against such party in or by such courts. Each party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth on their signature pages hereto shall be effective service of process for any such Action, demand, or cause thereof.

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(h)          Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS NOTE OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS NOTE OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH OF THE PARTIES HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS NOTE WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8(H).

(i)           Investor Protections. To the maximum extent permitted by law, the Company waives all rights to presentment, demand, protest or any other notice of any kind in respect of payment of this Note. No course of dealing by any Investor, or the failure, forbearance or delay by any Investor in exercising any rights or remedies under this Note shall operate as a waiver of any event of default or of any right of the Investor hereunder. The Company agrees to pay the Investor’s reasonable costs in collecting and enforcing this Note, including reasonable attorney’s fees.

(j)           Counterparts. This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and electronic (including PDF) signatures shall be as effective as original signatures.

[Signature Page Follows]

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The Company has caused this Note to be issued as of the date first written above.

COMPANY:

ADAGIO MEDICAL, INC.

By:
	Name:	John Dahldorf
	Title:	Chief Financial Officer

THE INVESTOR:

PERCEPTIVE LIFE SCIENCES MASTER FUND, LTD.

By:
	Name:	Michael Altman
	Title:	Authorized Signatory

EXHIBIT B

New Adagio Convertible Notes

[See attached.]

EXHIBIT C

Warrant

[See attached.]

EXHIBIT D

[Intentionally omitted.]

EXHIBIT E

CAPITALIZATION

[Intentionally omitted.]